Exhibit 1

     THE PMI GROUP, INC. 401(K) PLAN

     FINANCIAL STATEMENTS (MODIFIED CASH BASIS) AS OF
     AND FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997, SUPPLEMENTAL SCHEDULES (MODIFIED CASH BASIS) AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1998 AND INDEPENDENT AUDITORS' REPORT

THE PMI GROUP, INC. SAVINGS AND PROFIT-SHARING PLAN

TABLE OF CONTENTS                                                                         PAGE

INDEPENDENT AUDITORS' REPORT                                                              1-2

FINANCIAL STATEMENTS (MODIFIED CASH BASIS) AS OF
THE YEARS ENDED DECEMBER 31, 1998 AND 1997:

     Statements of Net Assets Available for Benefits With Fund Information                  3

     Statements of Changes in Net Assets Available for Benefits With Fund Information     4-7

NOTES TO FINANCIAL STATEMENTS                                                            8-11

SUPPLEMENTAL SCHEDULES (MODIFIED CASH BASIS) FOR THE YEAR
ENDED DECEMBER 31, 1998:

     Item 27a - Schedule of Assets Held for Investment Purposes                            12

     Item 27d - Schedule of Reportable Transactions - Series of Transactions
     in Excess of 5% of Beginning Plan Assets                                              13

INDEPENDENT AUDITORS' REPORT

To the Participants of The PMI Group, Inc. Savings and Profit-Sharing Plan and Board of Directors of The PMI Group, Inc.:

We have audited the accompanying statements of net assets available for benefits (modified cash basis) of The PMI Group, Inc. Savings and Profit-Sharing Plan (the "Plan") as of December 31, 1998 and 1997, and the related statements of changes in net assets available for benefits (modified cash basis) for the years ended December 31, 1998 and 1997. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 2 to the financial statements, these financial statements were prepared on the modified cash basis of accounting, which is a comprehensive basis of accounting other than generally accepted accounting principles.

In our opinion, such financial statements present fairly, in all material respects, information regarding the net assets available for benefits of the Plan as of December 31, 1998 and 1997, and the changes in net assets available for benefits for the years ended December 31, 1998 and 1997, on the basis of accounting described in Note 2.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules (modified cash basis) listed in the Table of Contents are presented for the purpose of additional analysis and are not a required part of the basic 1998 financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental information by fund is presented for the purpose of additional analysis of the basic financial statements rather than to present information regarding the net assets available for benefits and changes in net assets available for benefits of the individual funds, and is not a required part of the basic financial statements. The supplemental schedules and supplemental fund information are the responsibility of the Plan's management. Such supplemental schedules and supplemental fund information have been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements taken as whole on the basis of accounting described in Note 2.

Deloitte & Touche LLP

San Francisco, California
June 30, 1999

THE PMI GROUP, INC. SAVINGS AND PROFIT-SHARING  PLAN

STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
WITH FUND INFORMATION (MODIFIED CASH BASIS)
DECEMBER 31, 1998 AND 1997
------------------------------------------------------------------------------

                                                                                         1998               1997

INVESTMENTS AT FAIR VALUE:
  Barclays Short- Intermediate Term Fund                                                 $         -        $ 1,145,599
  Barclays International Equity Fund                                                         978,551            675,849
  Barclays S&P Midcap Stock Fund                                                           4,274,635          3,269,388
  Barclays S&P 500 Stock Fund                                                             11,516,453          8,191,383
  Barclays Lifepath 2000 Fund                                                              2,385,579          2,597,028
  Barclays Lifepath 2010 Fund                                                              4,264,548          4,349,893
  Barclays Lifepath 2020 Fund                                                              1,699,802          1,148,602
  Barclays Lifepath 2030 Fund                                                              1,474,071          1,214,755
  Barclays Lifepath 2040 Fund                                                                935,089            744,090
  Barclays Money Market Fund                                                               1,826,477          1,562,110
  Founders Growth Fund                                                                       779,299                  -
  Templeton Foreign Fund                                                                     311,082                  -
  PIMCO Total Return Class A Fund                                                          1,417,161                  -
  PMI Stock Fund                                                                           2,555,027          1,617,038
  Loan Fund                                                                                  887,480            786,825
                                                                                         -----------        -----------
Total                                                                                    $35,305,254        $27,332,560
                                                                                         ===========        ===========



See accompanying notes to financial statements (modified cash basis).

THE PMI GROUP, INC. SAVINGS AND PROFIT-SHARING  PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION (MODIFIED CASH BASIS) YEAR ENDED DECEMBER 31, 1998
------------------------------------------------------------------------------

                                                                      Barclays                          Barclays         Barclays
                                                                       Short-          Barclays          S&P              S&P
                                                                    Intermediate     International      Midcap            500
                                                         Sweep         Term            Equity           Stock            Stock
                                                        Account        Fund             Fund             Fund             Fund
ADDITIONS TO NET ASSETS
  AVAILABLE FOR BENEFITS:
  Investment income:
    Net appreciation (depreciation) of investments    $  --        $  110,692      $    130,844     $    676,901      $  2,439,826
    Dividend and interest income                         34              --                --               --                --
                                                      -----        ----------      ------------     ------------      ------------

           Total investment income (loss)                34           110,692           130,844          676,901         2,439,826
                                                      -----        ----------      ------------     ------------      ------------

  Contributions:
    Participants                                       --             204,379           140,031          676,899         1,203,999
    Rollovers                                          --               1,587             5,834           28,371           268,727
    Employer                                           --              29,493            20,613          108,933           186,758
                                                      -----        ----------      ------------     ------------      ------------

           Total contributions                         --             235,459           166,478          814,203         1,659,484
                                                      -----        ----------      ------------     ------------      ------------

           Total additions                               34           346,151           297,322        1,491,104         4,099,310

DEDUCTIONS FROM NET ASSETS
  AVAILABLE FOR BENEFITS -
  Participant withdrawals                               803            61,698            34,073          143,093           328,508
                                                      -----        ----------      ------------     ------------      ------------

NET INCREASE (DECREASE) IN NET
  ASSETS AVAILABLE FOR BENEFITS
  BEFORE INTERFUND TRANSFERS                           (769)          284,453           263,249        1,348,011         3,770,802

INTERFUND TRANSFERS - Net                               769        (1,430,052)           39,453         (342,764)         (445,732)
                                                      -----        ----------      ------------     ------------      ------------

NET INCREASE (DECREASE) IN NET
  ASSETS AVAILABLE FOR BENEFITS                        --          (1,145,599)          302,702        1,005,247         3,325,070

NET ASSETS AVAILABLE FOR
  BENEFITS:
  Beginning of year                                    --           1,145,599           675,849        3,269,388         8,191,383
                                                      -----        ----------      ------------     ------------      ------------

  End of year                                       $  --        $       --        $    978,551     $  4,274,635      $ 11,516,453
                                                      =====        ==========      ============     ============      ============





                                                   Barclays               Barclays         Barclays        Barclays
                                                   Lifepath              Lifepath         Lifepath         Lifepath
                                                     2000                   2010            2020             2030
                                                     Fund                   Fund            Fund             Fund
ADDITIONS TO NET ASSETS
  AVAILABLE FOR BENEFITS:
  Investment income:
    Net appreciation (depreciation) of investments     $   227,100      $   586,164      $   234,119     $   267,538
    Dividend and interest income                              --               --               --              --
                                                       -----------      -----------      -----------     -----------
           Total investment income (loss)                  227,100          586,164          234,119         267,538
                                                       -----------      -----------      -----------     -----------

  Contributions:
    Participants                                            64,664          165,158          250,785         210,522
    Rollovers                                                2,019           52,586           19,475           8,790
    Employer                                                 8,588           26,674           41,798          34,346
                                                       -----------      -----------      -----------     -----------

           Total contributions                              75,271          244,418          312,058         253,658
                                                       -----------      -----------      -----------     -----------

           Total additions                                 302,371          830,582          546,177         521,196

DEDUCTIONS FROM NET ASSETS
  AVAILABLE FOR BENEFITS -
  Participant withdrawals                                  129,143          276,346           69,369          54,721
                                                       -----------      -----------      -----------     -----------

NET INCREASE (DECREASE) IN NET
  ASSETS AVAILABLE FOR BENEFITS
  BEFORE INTERFUND TRANSFERS                               173,228          554,236          476,808         466,475

INTERFUND TRANSFERS - Net                                 (384,677)        (639,581)          74,392        (207,159)
                                                       -----------      -----------      -----------     -----------

NET INCREASE (DECREASE) IN NET
  ASSETS AVAILABLE FOR BENEFITS                           (211,449)         (85,345)         551,200         259,316

NET ASSETS AVAILABLE FOR
  BENEFITS:
  Beginning of year                                      2,597,028        4,349,893        1,148,602       1,214,755
                                                       -----------      -----------      -----------     -----------
  End of year                                          $ 2,385,579      $ 4,264,548      $ 1,699,802     $ 1,474,071
                                                       ===========      ===========      ===========     ===========



                                                                     (Continued)

THE PMI GROUP, INC. SAVINGS AND PROFIT-SHARING PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION (MODIFIED CASH BASIS) YEAR ENDED DECEMBER 31, 1998
-----------------------------------------------------------------------------


                                                          Barclays       Barclays
                                                          Lifepath         Money          Founders        Templeton
                                                            2040          Market           Growth         Foreign
                                                            Fund           Fund             Fund            Fund
ADDITIONS TO NET ASSETS
  AVAILABLE FOR BENEFITS:
  Investment income:
    Net appreciation (depreciation) of investments     $   179,613      $      --       $    32,399     $   (57,090)
    Dividend and interest income                              --             83,791          39,027          31,276
                                                       -----------      -----------     -----------     -----------
           Total investment income (loss)                  179,613           83,791          71,426         (25,814)
                                                       -----------      -----------     -----------     -----------

  Contributions:
    Participants                                           160,416          237,127         109,238          30,591
    Rollovers                                                1,560           18,134          50,253           5,353
    Employer                                                22,190           11,229           2,914           2,618
                                                       -----------      -----------     -----------     -----------

           Total contributions                             184,166          266,490         162,405          38,562
                                                       -----------      -----------     -----------     -----------

           Total additions                                 363,779          350,281         233,831          12,748

DEDUCTIONS FROM NET ASSETS
  AVAILABLE FOR BENEFITS -
  Participant withdrawals                                   68,817          300,790          18,493           1,648
                                                       -----------      -----------     -----------     -----------

NET INCREASE (DECREASE) IN NET
  ASSETS AVAILABLE FOR BENEFITS
  BEFORE INTERFUND TRANSFERS                               294,962           49,491         215,338          11,100
                                                       -----------      -----------     -----------     -----------

INTERFUND TRANSFERS - Net                                 (133,963)         214,876         563,961         299,982
                                                       -----------      -----------     -----------     -----------

NET INCREASE (DECREASE) IN NET
  ASSETS AVAILABLE FOR BENEFITS                            160,999          264,367         779,299         311,082

NET ASSETS AVAILABLE FOR
  BENEFITS:
  Beginning of year                                        774,090        1,562,110            --              --
                                                       -----------      -----------     -----------     -----------

  End of year                                          $   935,089      $ 1,826,477     $   779,299     $   311,082
                                                       ===========      ===========     ===========     ===========

                                                         PIMCO
                                                         Total
                                                         Return
                                                        Class A          PMI Stock
                                                          Fund             Fund            Loans          Total
ADDITIONS TO NET ASSETS
  AVAILABLE FOR BENEFITS:
  Investment income:
    Net appreciation (depreciation) of investments    $    (3,085)     $  (948,706)     $      --       $ 3,875,415
    Dividend and interest income                            2,840             --             83,259         240,227
                                                      ------------     ------------     -----------     -----------

           Total investment income (loss)                  (1,145)        (948,706)          83,259       4,115,642
                                                      -----------      -----------      -----------     -----------

  Contributions:
    Participants                                            6,981          155,117             --         3,615,907
    Rollovers                                                --             14,372             --           477,061
    Employer                                                 --            917,266             --         1,413,420
                                                      -----------      -----------      -----------     -----------

           Total contributions                              6,981        1,086,755             --         5,506,388
                                                      -----------      -----------      -----------     -----------

           Total additions                                  5,836          138,049           83,259       9,622,030

DEDUCTIONS FROM NET ASSETS
  AVAILABLE FOR BENEFITS -
  Participant withdrawals                                      21          143,259           18,554       1,649,336
                                                      -----------      -----------      -----------     -----------

NET INCREASE (DECREASE) IN NET
  ASSETS AVAILABLE FOR BENEFITS
  BEFORE INTERFUND TRANSFERS                                5,815           (5,210)          64,705       7,972,694
                                                      -----------      -----------      -----------     -----------

INTERFUND TRANSFERS - Net                               1,411,346          943,199           35,950            --
                                                      -----------      -----------      -----------     -----------

NET INCREASE (DECREASE) IN NET
  ASSETS AVAILABLE FOR BENEFITS                         1,417,161          937,989          100,655       7,972,694

NET ASSETS AVAILABLE FOR
  BENEFITS:
  Beginning of year                                          --          1,617,038          786,825      27,332,560
                                                      -----------      -----------      -----------     -----------

  End of year                                         $ 1,417,161      $ 2,555,027      $   887,480     $35,305,254
                                                      ===========      ===========      ===========     ===========

                                                                     (Concluded)
See accompanying notes to financial statements (modified cash basis).

THE PMI GROUP, INC. SAVINGS AND PROFIT-SHARING PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION (MODIFIED CASH BASIS) YEAR ENDED DECEMBER 31, 1997
------------------------------------------------------------------------------

                                                                         Barclays                       Barclays      Barclays
                                                                          Short-        Barclays          S&P            S&P
                                                                       Intermediate   International      Midcap          500
                                                         Sweep             Term          Equity          Stock          Stock
                                                        Account            Fund           Fund            Fund          Fund
ADDITIONS TO NET ASSETS AVAILABLE FOR BENEFITS:
  Investment income:
    Net appreciation of investments                 $      --        $    73,608     $     5,225     $   654,036     $ 1,768,475
    Dividend and interest income                            134           19,880           5,634          22,929          77,013
                                                    -----------      -----------     -----------     -----------     -----------
           Total investment income                          134           93,488          10,859         676,965       1,845,488
                                                    -----------      -----------     -----------     -----------     -----------

  Contributions:
    Participants                                           --            214,897         171,110         611,016       1,055,407
    Rollovers                                              --              9,317           2,547          16,890          46,619
    Employer                                               --             31,626          27,308         103,140         169,265
                                                    -----------      -----------     -----------     -----------     -----------

           Total contributions                             --            255,840         200,965         731,046       1,271,291
                                                    -----------      -----------     -----------     -----------     -----------

           Total additions                                  134          349,328         211,824       1,408,011       3,116,779

DEDUCTIONS FROM NET ASSETS AVAILABLE FOR
  BENEFITS - Participant withdrawals                      3,561          307,737          45,185          81,358         173,807
                                                    -----------      -----------     -----------     -----------     -----------

NET INCREASE (DECREASE) IN NET ASSETS AVAILABLE
  FOR BENEFITS BEFORE INTERFUND TRANSFERS                (3,427)          41,591         166,639       1,326,653       2,942,972

INTERFUND TRANSFERS - Net                                 3,427           21,589         154,672         382,956         318,376
                                                    -----------      -----------     -----------     -----------     -----------

NET INCREASE (DECREASE) IN NET ASSETS AVAILABLE
  FOR BENEFITS                                             --             63,180         321,311       1,709,609       3,261,348

NET ASSETS AVAILABLE FOR BENEFITS:
  Beginning of year                                        --          1,082,419         354,538       1,559,779       4,930,035
                                                    -----------      -----------     -----------     -----------     -----------

  End of year                                       $      --        $ 1,145,599     $   675,849     $ 3,269,388     $ 8,191,383
                                                    ===========      ===========     ===========     ===========     ===========

                                                        Barclays        Barclays        Barclays
                                                        Lifepath        Lifepath         Lifepath
                                                          2000            2010             2020
                                                          Fund            Fund             Fund
ADDITIONS TO NET ASSETS AVAILABLE FOR BENEFITS:
  Investment income:
    Net appreciation of investments                  $   226,122      $   550,047      $   150,394
    Dividend and interest income                          30,745           63,558           10,606
                                                     -----------      -----------      -----------
           Total investment income                       256,867          613,605          161,000
                                                     -----------      -----------      -----------

  Contributions:
    Participants                                          55,304          185,953          234,528
    Rollovers                                               --               --              3,149
    Employer                                               9,498           35,871           44,528
                                                     -----------      -----------      -----------

           Total contributions                            64,802          221,824          282,205
                                                     -----------      -----------      -----------

           Total additions                               321,669          835,429          443,205

DEDUCTIONS FROM NET ASSETS AVAILABLE FOR
  BENEFITS - Participant withdrawals                     290,081           94,783           76,303
                                                     -----------      -----------      -----------

NET INCREASE (DECREASE) IN NET ASSETS AVAILABLE
  FOR BENEFITS BEFORE INTERFUND TRANSFERS                 31,588          740,646          366,902

INTERFUND TRANSFERS - Net                               (353,507)      (1,215,086)         129,487
                                                     -----------      -----------      -----------

NET INCREASE (DECREASE) IN NET ASSETS AVAILABLE
  FOR BENEFITS                                          (321,919)        (474,440)         496,389

NET ASSETS AVAILABLE FOR BENEFITS:
  Beginning of year                                    2,918,947        4,824,333          652,213
                                                     -----------      -----------      -----------

  End of year                                        $ 2,597,028      $ 4,349,893      $ 1,148,602
                                                     ===========      ===========      ===========

                                                                     (Continued)

THE PMI GROUP, INC. SAVINGS AND PROFIT-SHARING PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION (MODIFIED CASH BASIS) YEAR ENDED DECEMBER 31, 1997
------------------------------------------------------------------------------


                                                      Barclays         Barclays        Barclays
                                                      Lifepath         Lifepath         Money          Prior
                                                        2030             2040           Market        Employer        PMI Stock
                                                        Fund             Fund            Fund           Fund             Fund
ADDITIONS TO NET ASSETS AVAILABLE FOR BENEFITS:
  Investment income:
    Net appreciation of investments                 $   168,177     $   119,416     $      --       $      --        $   379,169
    Dividend and interest income                          2,917           8,360          31,577          42,254            8,510
                                                    -----------     -----------     -----------     -----------      -----------
           Total investment income                      171,094         127,776          31,577          42,254          387,679
                                                    -----------     -----------     -----------     -----------      -----------

  Contributions:
    Participants                                        194,846         126,800          53,606            --             42,022
    Rollovers                                             3,519           8,745          17,590            --                333
    Employer                                             33,446          16,914           3,500            --            707,668
                                                    -----------     -----------     -----------     -----------      -----------

           Total contributions                          231,811         152,459          74,696            --            750,023
                                                    -----------     -----------     -----------     -----------      -----------

           Total additions                              402,905         280,235         106,273          42,254        1,137,702

DEDUCTIONS FROM NET ASSETS AVAILABLE FOR
  BENEFITS - Participant withdrawals                     34,690          84,319          67,212          46,139           67,458
                                                    -----------     -----------     -----------     -----------      -----------

NET INCREASE (DECREASE) IN NET ASSETS AVAILABLE
  FOR BENEFITS BEFORE INTERFUND TRANSFERS               368,215         195,916          39,061          (3,885)       1,070,244
                                                    -----------     -----------     -----------     -----------      -----------

INTERFUND TRANSFERS - NET                               206,944         133,785       1,437,051      (1,536,387)         (22,567)
                                                    -----------     -----------     -----------     -----------      -----------

NET INCREASE (DECREASE) IN NET ASSETS AVAILABLE
  FOR BENEFITS                                          575,159         329,701       1,476,112      (1,540,272)       1,047,677

NET ASSETS AVAILABLE FOR BENEFITS:
  Beginning of year                                     639,596         444,389          85,998       1,540,272          569,361
                                                    -----------     -----------     -----------     -----------      -----------

  End of year                                       $ 1,214,755     $   774,090     $ 1,562,110     $      --        $ 1,617,038
                                                    ===========     ===========     ===========     ===========      ===========



                                                          Loans          Total
ADDITIONS TO NET ASSETS AVAILABLE FOR BENEFITS:
  Investment income:
    Net appreciation of investments                  $      --        $ 4,094,669
    Dividend and interest income                          64,007          388,124
                                                     -----------      -----------
           Total investment income                        64,007        4,482,793
                                                     -----------      -----------

  Contributions:
    Participants                                            --          2,945,489
    Rollovers                                               --            108,709
    Employer                                                --          1,182,764
                                                     -----------      -----------

           Total contributions                              --          4,236,962
                                                     -----------      -----------

           Total additions                                64,007        8,719,755

DEDUCTIONS FROM NET ASSETS AVAILABLE FOR
  BENEFITS - Participant withdrawals                      75,182        1,447,815
                                                     -----------      -----------

NET INCREASE (DECREASE) IN NET ASSETS AVAILABLE
  FOR BENEFITS BEFORE INTERFUND TRANSFERS                (11,175)       7,271,940
                                                     -----------      -----------

INTERFUND TRANSFERS - NET                                339,260             --
                                                     -----------      -----------

NET INCREASE (DECREASE) IN NET ASSETS AVAILABLE
  FOR BENEFITS                                           328,085        7,271,940

NET ASSETS AVAILABLE FOR BENEFITS:
  Beginning of year                                      458,740       20,060,620
                                                     -----------      -----------

  End of year                                        $   786,825      $27,332,560
                                                     ===========      ===========

See accompanying notes to financial statements (modified cash basis).

                                                                     (Concluded)

THE PMI GROUP, INC. SAVINGS AND PROFIT-SHARING PLAN

NOTES TO FINANCIAL STATEMENTS (MODIFIED CASH BASIS)
YEARS ENDED DECEMBER 31, 1998 AND 1997

------------------------------------------------------------------------------


1.    DESCRIPTION OF THE PLAN

      The following description of The PMI Group, Inc. Savings and Profit-Sharing Plan (the "Plan") is provided for general information only. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

      General - The Plan was established on April 1, 1995. The Plan is a defined contribution plan covering all full-time and regular part-time employees of The PMI Group, Inc. (the "Company"). The Plan is available to those employees who have completed one year of service. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). The Plan is administered by the Company. The trustee of the Plan is Merrill Lynch Trust Company.

      Contributions - The participants may contribute up to 17% of their annual compensation, as defined, not to exceed the ERISA limit of $10,000 for 1998 and $9,500 for 1997. The Company's cash contributions total 25% of each eligible participant's pre-tax contributions for the period, not to exceed 6% of each participant's eligible pay, with an additional discretionary stock contribution up to 50%, not to exceed 6% of each eligible participant's annual compensation. In 1999, the Company made a $620,703 cash contribution related to the 1998 Plan year. In addition, the Company made an additional discretionary stock contribution of $1,241,406 in 1999 related to the 1998 Plan year. Both of these contributions will be reported in the Plan's 1999 financial statements.

      Contributions are invested, at the option of the participant, in any of the following investment funds:

      o Barclays Short-Intermediate Term Fund - Amounts within this fund are invested in a broad range of debt securities with short-to-intermediate term maturities. This option is no longer available.

      o Barclays International Equity Fund - Amounts within this fund are invested in the stocks of established companies based in Europe, Australia and the Far East.

      o Barclays S & P Midcap Stock Fund - Amounts within this fund are invested in mid-sized companies which are expected to grow faster than larger, more established companies.

      o Barclays S & P 500 Stock Fund - Amounts within this fund are invested in companies to match the performance of the S&P 500.

      o Barclays Lifepath Funds - Amounts within these funds are invested in stocks, bonds and money market instruments.

      o Barclays Money Market Fund - Amounts within this fund are invested in high quality money market securities.

      o Founders Growth Fund - Amounts within this fund are invested in well established high quality growth stock funds, with some assets in foreign securities.

      o Templeton Foreign Fund - Amounts within this fund are invested in the stocks of established companies based mainly in Europe.

      o PIMCO Total Return Class A Fund - Amounts within this fund are invested in high quality money market and short-term securities.

      o PMI Stock Fund - Amounts within this fund are invested in common stock of the Company.

      o Sweep Account - Amounts within this account represent cash held temporarily until allocated to a fund.

      Participant Accounts - Each participant's account is credited with the participant's and Company's prescribed contributions and an allocation of Plan earnings. Allocations are based on participant's contributions or account balances, as defined in the Plan. The maximum annual addition to each participant's account, as defined, may not exceed the lesser of 25% of the participant's compensation for the year or $30,000.

      Vesting - Employer contributions, employee contributions and Plan earnings are fully vested to all participant accounts at all times.

      Participant Withdrawals - Withdrawals from the Plan are available upon hardship in accordance with Plan provisions. Upon termination of employment, a participant may elect to receive a lump-sum benefit. Upon attaining age 59 1/2, participants may elect to receive either a lump-sum amount equal to their vested account balance or a portion paid in a lump-sum with the remainder paid at a later date. At age 70-1/2, if no amount has been previously paid out, a participant may be required to take a partial withdrawal in accordance with Plan provisions.

      Plan Termination - In the event of Plan termination, the full value of all participants' accounts would become fully vested and lump sum distributions to participants would be made in accordance with the Plan. Although it has not expressed any intention to do so, the Company has the right under the Plan to suspend, terminate or completely discontinue contributions.

      Participant Loans - The Plan allows participants to obtain loans in an amount not to exceed $50,000 or 50% of the participant's vested accrued benefit under the Plan. As of December 31, 1998, 136 loans with interest rates of 8.75% - 9.5% were outstanding with maturities through October 2002. These loans are being repaid over one year to five years at the prime interest rate in effect on the date the loan was obtained plus 1%. The loans are fully collateralized by the participants' remaining vested account balance.

      Plan Expenses - Plan expenses are paid by the Company.

2.    SIGNIFICANT ACCOUNTING POLICIES

      Basis of Accounting - The financial statements of the Plan are prepared on the modified cash basis. Transactions are primarily recorded upon receipt and disbursement of cash, except for investments which are stated at current market value. Certain revenues and the related assets are recognized when received rather than when earned, and certain expenses are recognized when paid rather than when the obligation is incurred. Accordingly, the accompanying financial statements are not intended to be a presentation in conformity with generally accepted accounting principles.

      Valuation of Investments - Investments in mutual funds are stated at market values, determined on the basis of quotations obtained from national securities exchanges or from the trustee. Investment transactions are recorded on the settlement date.

      Cost of Securities Sold - The cost of mutual and equity fund shares sold, as used to calculate realized gains and losses on disposition of mutual and equity fund shares, is determined using the average cost basis.

      Payment of Benefits - Distributions to participants are recorded when paid.

      Accounting Estimates - The preparation of financial statements in conformity with the modified cash basis of accounting requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of additions to and deductions from net assets during the reporting period. Actual results could differ from those estimates.

3.    TAX STATUS

      The Plan obtained its latest determination letter dated March 23, 1999, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code. Management of the Company believes that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

4.    UNIT AND NET ASSET VALUE

      The following schedule represents the number of units and the net asset value per unit and in total for the Merrill Lynch Masterworks Funds as of December 31, 1998 and 1997:

                                                                       Value
                                                                        Per             Total
1998                                               Units                Unit             Value **

International Equity Fund                         57,629.598          $ 16.98          $ 978,551
S&P Midcap Stock Fund                            151,047.170            28.30         4,274,635*
S&P 500 Stock Fund                               244,044.349            47.19        11,516,453*
Lifepath 2000 Fund                               164,070.051            14.54         2,385,579*
Lifepath 2010 Fund                               246,505.695            17.30         4,264,548*
Lifepath 2020 Fund                                86,901.955            19.56          1,699,802
Lifepath 2030 Fund                                68,914.027            21.39          1,474,071
Lifepath 2040 Fund                                39,944.008            23.41            935,089
Merrill Lynch Masterworks
  Money Market Fund                            1,826,476.982             1.00         1,826,477*
Founders Growth                                   38,182.207            20.41            779,299
Templeton Foreign Fund                            37,077.694             8.39            311,082
PIMCO Total Return Class A Fund                  134,455.471            10.54          1,417,161
PMI Stock Fund                                   231,643.447            11.03         2,555,027*


* Investment that represents more than 5% of the Plan's net assets as of December 31, 1998.
**     Calculated amount may differ from reported amount due to rounding.


                                                                                       Value
                                                                                        Per         Total
1997                                                                    Units           Unit          Value **

Short-Intermediate Term Fund                                           82,804.431      $13.83      1,145,599
International Equity Fund                                              47,595.038       14.20        675,849
S&P Midcap Stock Fund                                                 137,196.330       23.83      3,269,388 *
S&P 500 Stock Fund                                                    222,591.960       36.80      8,191,383 *
Lifepath 2000 Fund                                                    195,854.324       13.25      2,597,028 *
Lifepath 2010 Fund                                                    287,881.675       15.11      4,349,893 *
Lifepath 2020 Fund                                                     69,443.876       16.54      1,148,602
Lifepath 2030 Fund                                                     68,941.877       17.62      1,214,755
Lifepath 2040 Fund                                                     41,153.095       18.81        774,090
Merrill Lynch Masterworks Money Market Fund                         1,562,108.660        1.00      1,562,110 *
PMI Stock Fund                                                        100,437.184       16.10      1,617,038 *






* Investment that represents more than 5% of the Plan's net assets as of December 31, 1997.
**     Calculated amount may differ from reported amount due to rounding.

                                                      ******

THE PMI GROUP, INC. SAVINGS AND PROFIT-SHARING PLAN

ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
YEAR ENDED DECEMBER 31, 1998
-----------------------------------------------------------------------------

                                                                                                          Current
Description of Investment                                               Units                Cost              Value

Barclays International Equity Fund                                     57,629.598          $ 856,552          $ 978,551
Barclays S&P Midcap Stock Fund                                        151,047.170          3,627,812          4,274,635
Barclays S&P 500 Stock Fund                                           244,044.349          9,228,091         11,516,453
Barclays Lifepath 2000 Fund                                           164,070.051          2,180,579          2,385,579
Barclays Lifepath 2010 Fund                                           246,505.695          3,746,218          4,264,548
Barclays Lifepath 2020 Fund                                            86,901.955          1,477,266          1,699,802
Barclays Lifepath 2030 Fund                                            68,914.027          1,241,438          1,474,071
Barclays Lifepath 2040 Fund                                            39,944.008            780,750            935,089
Barclays Masterworks
  Money Market Fund                                                 1,826,476.982          1,826,477          1,826,477
Founders Growth                                                        38,182.207            744,849            779,299
Templeton Foreign Fund                                                 37,077.694            367,801            311,082
PIMCO Total Return Class A Fund                                       134,455.471          1,421,143          1,417,161
PMI Stock Fund                                                        231,643.447          3,466,196          2,555,027
Loans to participants (136 loans at 8.75% - 9.5%)                                            887,480            887,480
                                                                                         -----------        -----------
TOTAL INVESTMENTS                                                                        $31,852,651        $35,305,254
                                                                                         ===========        ===========


THE PMI GROUP, INC. SAVINGS AND PROFIT-SHARING PLAN

ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
YEAR ENDED DECEMBER 31, 1998
------------------------------------------------------------------------------

Series of Transactions in Excess
  of 5% of Beginning Plan Assets

                                                                   Total                         Total
                                                                   Dollar                        Dollar       Net Gain
                                                    Number of     Value of        Number        Value of       (Loss)
          Description                               Purchases    Purchases       of Sales        Sales        Realized

Barclays Short-Intermediate Term Fund                    68      $ 412,819          57       $ 1,459,380    $ 209,731
Barclays S&P Midcap Stock Fund                           89      1,143,913          75           624,189      191,379
Barclays S&P 500 Stock Fund                             102      2,502,611          87         1,100,992      516,376
Barclays Lifepath 2010 Fund                              55        373,619          70           794,184      250,943
Barclays Money Market                                    81      1,469,334          77         1,204,966
PIMCO Total Return
  Class A Fund                                            4      1,421,715           1               573           (3)
PMI Stock Fund                                           89      2,118,337          59           228,663        2,980